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                                                                   EXHIBIT 23.7


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated March 12, 1997 with respect to the financial statements of Page America Group, Inc. included in the Proxy Statement of Page America Group, Inc. that is made a part of the Amendment No. 2 to the Registration Statement (Form S-4 No. 333-21231) and Prospectus of Metrocall, Inc. for the registration of shares of common stock, common stock equivalent convertible preferred stock, and Series B junior convertible preferred stock of Metrocall, Inc.



                                             /s/ ERNST & YOUNG LLP

                                                 Ernst & Young LLP


Hackensack, New Jersey
April 30, 1997